UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 2, 2011 (May 26, 2011)

CELSION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15911	52-1256615
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10220-L Old Columbia Road, Columbia, Maryland 21046-2364

(Address of Principal Executive Offices) (Zip Code)

(410) 290-5390

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On June 2, 2011, Celsion Corporation (the “Company”) completed the issuance and sale of 3,218,612 shares of common stock (the “Common Stock”) and warrants (the “Warrants”) to purchase up to 3,218,612 shares of common stock to institutional investors as well as certain officers and directors of the Company (collectively, the “Investors”) in a private placement transaction.  The Common Stock and Warrants were sold in units (the “Units”), with each Unit consisting of one share of Common Stock and a Warrant to purchase one share of common stock. Units sold to unaffiliated institutional investors were sold at a negotiated purchase price of $2.65 per Unit and to officers and directors at $2.895 per Unit, the latter representing the consolidated closing bid price per share of Common Stock plus a warrant premium of $0.125 per Unit.  The Warrants are non-exercisable for six-months and have a term of exercise of seventy-eight months from the date of issuance and an exercise price of $2.77.  The Company expects to receive gross proceeds from the offering of approximately $8.6 million before deducting estimated offering expenses.

The Units, Common Stock and Warrants were issued and sold by the Company pursuant to a Purchase Agreement by and between the Company and each of the Investors dated as of May 26, 2011 (the “Purchase Agreement”).  A form of the Purchase Agreement is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Concurrent with the issuance and sale of the Units, Common Stock and Warrants pursuant to the Purchase Agreement, the Company also entered into a Registration Rights Agreement with the Investors (the “Registration Rights Agreement”) that requires the Company to file a registration statement with the Securities and Exchange Commission covering the resale by the Investors of the Common Stock and the shares of common stock issuable upon exercise of the Warrants.  A form of the Registration Rights Agreement is filed herewith as Exhibit 10.2 and incorporated herein by reference.

To facilitate the issuance and sale of the Units, the Company and the Investors entered into an Escrow Deposit Agreement dated as of May 27, 2011 with Signature Bank as Escrow Agent (the “Escrow Agreement”).  A form of the Escrow Agreement is filed herewith as Exhibit 10.3 and incorporated herein by reference.

Rodman & Renshaw, LLC (the “Placement Agent”) acted as the exclusive placement agent for the issuance and sale of the Units.  Concurrent with the issuance and sale of the Units, the Company issued warrants to purchase up to an aggregate of 28,384 shares of common stock to the Placement Agent and certain of its affiliates (the “Placement Agent Warrants”) on the same terms and conditions of the Warrants issued to each of the Investors.  A form of the Warrant issued to Investors and the Placement Agent and its affiliates is filed herewith as Exhibit 4.1 and incorporated herein by reference.

The Company intends to use the net proceeds from the offering for general corporate purposes and working capital, including the funding of the clinical development of its product pipeline of cancer drugs.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

(d)                                 Exhibits.

No.	Exhibit

4.1.	Form of Common Stock Warrant dated June 2, 2011.

10.1	Form of Purchase Agreement dated May 26, 2011.

10.2	Form of Registration Rights Agreement dated May 26, 2011.

10.3	Form of Escrow Deposit Agreement dated May 27, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSION CORPORATION

Dated: June 2, 2011	By:	/s/ Jeffrey W. Church
Jeffrey W. Church
Vice President and Chief Financial Officer

EXHIBIT INDEX

No.	Exhibit

4.1.	Form of Common Stock Warrant dated June 2, 2011.

10.1	Form of Purchase Agreement dated May 26, 2011.

10.2	Form of Registration Rights Agreement dated May 26, 2011.

10.3	Form of Escrow Deposit Agreement dated May 27, 2011.